                                                                  EXHIBIT 10.29


                            SPATIAL TECHNOLOGY INC.

                              EMPLOYMENT AGREEMENT
                                      FOR
                                R. BRUCE MORGAN


     THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of the 1st day of July, 1997, in the City of Boulder, Colorado by and between R. BRUCE MORGAN ("Executive") and SPATIAL TECHNOLOGY INC., a Delaware corporation (the "Company").

     WHEREAS, the Company desires to employ Executive to provide personal services to the Company, and wishes to provide Executive with certain compensation and benefits in return for his services; and

     WHEREAS, Executive wishes to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

     1. EMPLOYMENT BY THE COMPANY.

        1.1 Subject to terms set forth herein, the Company agrees to employ Executive and Executive hereby accepts such employment effective as of the date first written above. During the term of his employment with the Company, Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods and reasonable periods of illness or other incapacities permitted by the Company's general employment policies) to the business of the Company.

        1.2 Executive shall serve in an executive capacity and shall perform such duties as are customarily associated with his then existing title(s), consistent with the Bylaws of the Company and as required by the Company's Board of Directors (the "Board").

        1.3 The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

     2. COMPENSATION.

        2.1 SALARY. Executive shall receive for services to be rendered hereunder an base monthly salary of $12,500, payable in equal semi-monthly installments.

        2.2 DISCRETIONARY BONUS. Executive will be eligible for a discretionary bonus, in amounts up to $25,000 per quarter to be determined solely by the Compensation Committee in its discretion upon achievement of revenue and profit objectives (the "Objectives") established from time to time by the Compensation Committee.

        2.3 STANDARD COMPANY BENEFITS. Executive shall be entitled to all rights and benefits for which he is eligible under the terms and conditions of the standard Company benefits and compensation practices which may be in effect from time to time and provided by the Company to its employees generally, currently including medical, disability, dental, vision, 401(k), employee stock purchase .plan, life insurance, vacation and holidays.

        2.4 RELOCATION EXPENSES. The Company will reimburse Executive the cost of moving his household goods to Boulder and temporary housing expenses up to a maximum of $25,000 in the aggregate. The Company shall make such reimbursements reasonably promptly following receipt of the completion of an expense report and presentation of documentary evidence of such expense in accordance with the Company's expense reimbursement practices.

        2.5 OPTIONS. Executive shall receive an option to purchase 250,000 shares of the Company's Common Stock at the current fair market value per share on the later of the date of approval by the Company's Compensation Committee or your first date of employment. This Option shall vest and become exercisable as to 31,250 shares on the six month anniversary of Executive's first day of employment and the remaining 218,750 shares shall vest in equal monthly installments over the remaining three and one-half years. The option shall be subject to additional terms and conditions as more fully described in the Company's Stock Option Plan and form of Stock Option Agreement attached hereto as EXHIBIT A.

        2.6 LOAN. The Company shall loan Executive $25,000 for the sole purpose of exercising the stock option Executive holds in his present employer. The loan shall be secured by the shares of capital stock issued to the Executive (the "Shares"), bear interest equal to 6.07% and shall be due and payable on the earlier of the date Executive ceases to be an employee of the Company, one year from the date of this Agreement and the date(s) the Shares are sold by the employee (but only to the extent of the proceeds of such sale).

     3. PROPRIETARY INFORMATION OBLIGATIONS.

        3.1 AGREEMENT. Executive agrees to continue to execute and abide by the Proprietary Information and Inventions Agreement attached hereto as EXHIBIT B.

        3.2 REMEDIES. Executive's duties under the Proprietary Information and Inventions Agreement shall survive termination of his employment with the Company. Executive acknowledges that a remedy at law for any breach or threatened breach by him of the provisions of the Proprietary Information and Inventions Agreement would be inadequate, and he therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

     4. OUTSIDE ACTIVITIES. Except with the prior written consent of the Company's Board, Executive will not, during the term of this Agreement, undertake or engage in any other employment, occupation or business enterprise, other than those in which Executive is a passive investor. Executive may engage in civic and not-for-profit activities so long as such activities do not interfere with the performance of his duties hereunder.

     5. TERMINATION OF EMPLOYMENT. Either the Executive or the Company may terminate the employment relationship at any time for any reason whatsoever, with or without cause or advance notice. This "at-will" employment relationship cannot be changed except in a writing signed by the Company's Chief Executive Officer and expressly approved by the Board. If the Company terminates Executive's employment without cause at any time, Executive will receive as a lump sum payment equal to the six months of Executive's base salary with the Company, less payroll deductions and required withholdings, in exchange for the execution of a release of all claims against the Company. If Executive resigns or if Executive's employment is terminated for cause, all compensation and benefits will cease immediately, and Executive will receive no severance benefits. For purpose of this Agreement, "cause" shall mean: (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company; (iii) willful breach of the Company's policies; (iv) intentional damage to the Company's property; (v) material breach of this Agreement or Executive's Proprietary Information and Inventions Agreement; or (vi) failure to carry out the duties of the Executive's position after being provided notice of such failure and a reasonable opportunity to cure such failure. Physical or mental disability shall not constitute "cause."

     6. NONSOLICITATION. While employed by the Company, and for two (2) years immediately following the Executive's termination of employment, Executive agrees not to interfere with the business of the Company by soliciting, attempting to solicit, inducing, encouraging or causing any employee of the Company to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any other party.

     7. GENERAL PROVISIONS.

        7.1 NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by telex) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed on the Company's then current payroll records.

        7.2 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

        7.3 WAIVER. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

        7.4 COMPLETE AGREEMENT. This Agreement and the Exhibits attached hereto, constitute the entire agreement between Executive and the Company and it is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by the Chief Executive Officer or Chairman of the Board of the Company and expressly approved by the Board of Directors.

        7.5 COUNTERPARTS. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

        7.6 HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

        7.7 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

        7.8 CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of Colorado. The Company and the Executive hereby agree that the state and federal courts located in the County of Denver shall have exclusive jurisdiction over any actions arising herefrom.

        7.9 SURVIVAL. The provisions of this Agreement shall survive the termination of Executive's employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                  SPATIAL TECHNOLOGY INC.


                                  By: /s/ RICHARD M. SOWAR
                                     ------------------------------
                                     Richard M. Sowar
                                     Chief Executive Officer


                                  By: /s/ R. BRUCE MORGAN
                                     ------------------------------
                                     R. Bruce Morgan

                                                     EXHIBIT A OF EXHIBIT 10.29



                             STOCK OPTION AGREEMENT


     Spatial Technology, Inc. (the "COMPANY"), pursuant to its 1996 Equity Incentive Plan (the "PLAN"), has granted you an option to purchase the number of shares of the common stock of the Company ("COMMON STOCK") at the exercise price set forth in the Notice of Grant of Stock Option (the "GRANT NOTICE").

     Defined terms not explicitly defined in this agreement but defined in the Plan shall have the same definitions as in the Plan.

     The details of your option are as follows:

     1. TOTAL NUMBER OF SHARES SUBJECT TO THIS OPTION. The total number of shares of Common Stock subject to this option is set forth in the Grant Notice (the "OPTION SHARES").

     2. VESTING. Subject to the limitations contained herein, your option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Status as an Employee, Director or Consultant.

     3. EXERCISE PRICE AND METHOD OF PAYMENT.

        (a) EXERCISE PRICE. The exercise price per share of this option is set forth in the Grant Notice, being not less than the fair market value of the Common Stock on the date of grant of this option.

        (b) METHOD OF PAYMENT. Payment of the exercise price by cash or check is due in full upon exercise of all or any part of your option, provided that, you may elect, to the extent permitted by applicable law, to make payment of the exercise price under one of the following alternatives:

            (i) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

           (ii) Provided that the number of shares being purchased exceeds one thousand (1,000) and at the time of payment the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of Common Stock of the Company already owned by you, held for the period required to avoid a charge of the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which Common Stock shall be valued at its fair market value on the date preceding the date of exercise; or

          (iii)  Payment by a combination of the above methods.

     4. EXERCISE PRIOR TO VESTING. If permitted in the Grant Notice, and subject to the provisions of your option contained herein, you may elect, at any time that is both (i) during your Continuous Status as an Employee, Director or Consultant and (ii) during your option's term, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:

                (i) a partial exercise of your option shall be deemed to cover first vested shares and then the earliest vesting installment of unvested shares;

                (ii) any shares so purchased from installments which have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company's form of Early Exercise Stock Purchase Agreement;

                (iii) you shall enter into the Company's form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

                (iv) your option shall not be exercisable with respect to any unvested installment to the extent such exercise would cause the aggregate fair market value of any shares subject to incentive stock options granted you by the Company (valued as of their grant date) which would become exercisable for the first time during any calendar year to exceed $100,000.

     5. WHOLE SHARES. Your option may only be exercised for whole shares.

     6. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the "Securities Act"), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

     7. TERM. The term of this option commences on the date of grant, and expires on the Expiration Date set forth in the Grant Notice (the "Expiration Date," which date shall be no more than ten (10) years from the date this option is granted), unless this option expires sooner as set forth below or in the Plan. In no event may this option be exercised on or after the Expiration Date. This option shall terminate prior to the Expiration Date as follows: three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company unless one of the following circumstances exists:

        (a) Your termination of Continuous Status as an Employee, Director or Consultant is due to your disability or death, in which event this option shall terminate on the earlier of the Expiration Date set forth above or twelve (12) months following such termination of employment.

        (b) If during any part of such three (3) month period you may not exercise your option solely because of the condition set forth in Section 6 above, then your option will not expire until the earlier of the Expiration Date set forth above or until this option shall have been exercisable for an aggregate period of three (3) months after your termination of Continuous Status as an Employee, Director or Consultant.

        (c) If the exercise of your option within three (3) months after termination of your Continuous Status as an Employee, Director or Consultant with the Company or with an Affiliate of the Company would result in liability under section 16(b) of the Securities Exchange Act of 1934, as amended, then your option will expire on the earlier of (i) the Expiration Date, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of your Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company.

     In order to obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company or an Affiliate of the Company, except in the event of your death or permanent and total disability. The Company has provided for continued vesting or extended exercisability of your option under certain circumstances for your benefit, but cannot guarantee that your option will necessarily be treated as an "incentive stock option" if you provide services to the Company or an Affiliate of the Company as a consultant or exercise your option more than three (3) months after the date your employment with the Company and all Affiliates of the Company terminates.

     8. EXERCISE.

        (a) You may exercise the vested portion of your option during its term (and the unvested portion of your option if the Grant Notice permits), by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

        (b) By exercising this option you agree that:

            (i) as a condition to any exercise of this option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of
(A) the exercise of this option; (B) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (C) the disposition of shares acquired upon such exercise;

           (ii) you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of this option that occurs within two (2) years after the date of this option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of this option; and

          (iii) if, pursuant to the terms of the Grant Notice, you have exercised all or a portion of your option prior to the time that it has fully vested, and you cease to be an employee of the Company for any reason, or no reason, with or without cause, the Company may purchase from you, or your personal representative, as the case my be, at the price per share paid by you pursuant to this Stock Option Agreement, up to but not exceeding the number of shares of stock held by you which have not vested.

     9. LOCK-UP. You agree that the Company (or a representative of the underwriters) may, in connection with an underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement filed under the Securities Act as may be requested by the Company or the representative of the underwriters. You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing resolutions until the end of such period.

     10. ADJUSTMENTS UPON CHANGES IN STOCK. This option shall become fully vested under certain circumstances as provided in Section 13(b) of the Plan.

     11. TRANSFERABILITY. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option subject to all terms and conditions stated herein.

     12. OPTION NOT A SERVICE CONTRACT. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in this option shall obligate the Company or any Affiliate of the Company, or their respective stockholders, board of directors, officers or employees to continue any relationship which you might have as a Director or Consultant for the Company or Affiliate of the Company.

     13. NOTICES. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address you last provided to the Company.

     14. GOVERNING PLAN DOCUMENT. This option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of this option, including without limitation the provisions of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

        IN WITNESS WHEREOF, the parties hereto have executed this Stock Option Agreement as of the ____ day of _______________, 199___.


SPATIAL TECHNOLOGY INC.                    PURCHASER


By:
   --------------------------              ------------------------------


Name:
    -------------------------              ------------------------------
                                           [Print Name]

Title:
     ------------------------              ------------------------------

                                           Address:
                                                   ----------------------

                                           ------------------------------

                                           ------------------------------

                               NOTICE OF EXERCISE


Spatial Technology, Inc.
2425 55th Street, Building A
Boulder, CO  80301


                                                     Date of Exercise:
                                                                      -------
Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):               Incentive  [ ]    Nonstatutory  [ ]
Option Grant Number:
                                        -----------------

Number of shares as to which
option is exercised:
                                        -----------------

Total exercise price:                  $
                                        -----------------

Cash payment delivered
herewith:                              $
                                        -----------------


     By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 1996 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and
(iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

     I hereby make the following certifications and representations with respect to the number of shares of Common Stock of Spatial Technology, Inc. (the "SHARES"), which are being acquired by me for my own account upon exercise of the Option as set forth above:

     I agree that, if required by Spatial Technology, Inc. (or a representative of the underwriters) in connection with an underwritten registration of the offering of any securities of Spatial Technlogy, Inc. under the Securities Act of 1933, as amended, I will be subject to the sale restrictions described in my Stock Option Agreement.

     I further agree that all Shares shall be subject to the repurchase provisions set forth in the Stock Option Agreement and, if applicable, the Early Exercise Stock Purchase Agreement.





                                      Very truly yours,



                                      -------------------------------

                                                     EXHIBIT B OF EXHIBIT 10.29





                            PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT

                                                                         , 199
                                                   ----------------------     --

SPATIAL TECHNOLOGY INC.
2425 55th Street, Building A
Boulder, CO  80301

Ladies and Gentlemen:

         The following confirms an agreement between me and Spatial Technology Inc., a Delaware corporation ( the "Company," which term includes the Company's subsidiaries, successors and assigns), which is a material part of the consideration for my employment by the Company:

         1. "Proprietary Information" is information that was or is developed by, became or becomes known by, or was or is assigned or otherwise conveyed to the Company, and which has commercial value in the Company's business. Proprietary Information includes, without limitation, trade secrets, financial information, product plans, customer lists, marketing plans and strategies, forecasts and other business information, improvements, inventions, formulas, ideas, circuits, mask works, works of authorship, processes, computer programs, algorithms, techniques, schematics know-how and data. I understand that my employment creates a relationship of confidence and trust between me and the Company with respect to Proprietary Information of the Company or its customers which may be learned by me during the period of my employment.

         2. In consideration of my employment by the Company and the compensation received by me from the Company from time to time, I hereby agree as follows:

         (a). All Proprietary Information and all patents, copyrights, trade secret rights, rights with respect to masks works and other rights ( including throughout, without limitation, any extensions, renewals, continuations or divisions of any of the foregoing) in connection therewith shall be the sole property of the Company. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust and will not use or disclose any Proprietary Information or anything relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties to the Company.

         (b). In the event of the termination of my employment by me or by the Company for any reason, I shall return all documents, records, apparatus, equipment and other physical property, or any reproduction of such property, whether or not pertaining to Proprietary Information, furnished to me by the Company or produced by myself or others in connection with my employment, to the Company immediately as and when requested by the Company.

         (c). I will promptly disclose to the Company, or any persons designated by it, all "inventions", which includes all improvements, inventions, formulas, ideas, circuits, mask works, works of authorship, processes, computer programs, algorithms, techniques, schematics, know-how and data, whether or not patentable, made or conceived or reduced to practice or developed by me, either alone or jointly with others, during the term of my employment and for one (1) year thereafter. To the extent the Company does not have rights therein hereunder, such disclosure shall be received by the Company in confidence and does not extend the assignment made in Section (e) below.

         (d). During the term of my employment and for one (1) year thereafter, I will not encourage or solicit any employee of the Company to leave the Company for any reason or to devote less than all of any such employee's efforts to the affairs of the Company, provided that the foregoing shall not affect any responsibility I may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

         (e). I agree that all Inventions which I make, conceive, reduce to practice or develop ( in whole or in part, either alone or jointly with others) during my employment shall be the sole property of the Company and to the extent permitted by law shall be "works made for hire". The Company shall be the sole owner of all patents, copyrights, trade secret rights with respect to mask works and other intellectual property or other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Inventions. I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company's expense, in obtaining and enforcing patents, copyrights, trade secret rights, rights with respect to mask works or other rights on such Inventions and/or any other Inventions I have or may at any time assign to the Company in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact to act for and in my behalf and instead of me, to execute and file any applications or related filings and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, trade secret rights, rights with respect to mask works or other rights thereon with the same legal force and effect as if executed by me.

         (f). I attach hereto as Exhibit A a complete list of all Inventions or improvements to which I claim ownership and that I desire to remove from the operation of the Agreement, and I covenant that such list is complete. If no such list is attached to this Agreement, I represent that I have no such Inventions and improvements at the time of signing this Agreement.

         (g). I represent that my performance of all the terms of this Agreement will not breach any agreement of obligation to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith or in conflict with my employment with the Company.

         3. In consideration of the foregoing, the Company agrees that it will not request as part of my employment that I divulge or make use of confidential information of any of my former employers that has commercial value to the business of the former employer who developed such information.

         4. This Agreement shall be effective as of the first day of my employment by the Company, and shall be binding upon me, my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

         5. I acknowledge and understand that the Company will incur irreparable harm and damage in the event that I breach or violate any of the terms or conditions of this agreement, and I hereby agree that in addition to any rights or remedies of law the Company may have for such breach or violation, the Company shall be entitled to seek equitable remedies, including the enforcement of this Agreement by injunction, specific performance, or any other similar relief.

Dated:                  , 199
       -----------------     --


                                        ----------------------------------------

                                                                    , Employee
                                         ---------------------------
Accepted and Agreed to :

Spatial Technology Inc.

By
   ----------------------------------

                                   Exhibit A

Spatial Technology Inc.
2425 55th Street Building A
Boulder, CO  80301

Ladies and Gentlemen:

         1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Spatial Technology Inc. ( the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company that I desire to remove from the operation of the Company's Proprietary Information and Inventions Agreement.

                 No inventions or improvements.
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                 See below:
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                 Additional sheets attached.
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         2.      I propose to bring to my employment the following materials and documents of a former employer:

                 No materials or documents.
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                 See below.
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                                                                      , Employee
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